EXHIBIT 10.41

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This amendment is made effective as of November 4, 2011 by and between Advocat Inc., a Delaware corporation (the “Company”), and Kelly Gill (the “Executive”).

WHEREAS, The Company and the Executive are parties to that certain employment agreement dated April 10, 2010 (the “Employment Agreement”).

WHEREAS, The Company wishes to name Executive the Chief Executive Officer of the Company and the Executive has agreed to serve in such position.

WHEREAS, the parties have agreed to amend the Employment Agreement to reflect the change in position as set forth herein.

NOW THEREFORE, The parties agree as follows:

1. Section II of the Employment Agreement is hereby amended and restated as follows:

SECTION II

POSITION AND RESPONSIBILITIES

During the Period of Employment, the Executive agrees to serve as Chief Executive Officer of the Company and to be responsible for the typical management responsibilities expected of an officer holding such positions and such other responsibilities as may be assigned to Executive from time to time by the Board of Directors of the Company.

2. Section III B of the Employment Agreement is hereby amended and restated as follows:

B. Duties

During the Period of Employment, the Executive shall devote all of his business time, attention and skill to the business and affairs of the Company and its subsidiaries. The Executive will perform faithfully the duties which may be assigned to him from time to time by the Board of Directors.

3. Section IV A of the Employment Agreement is hereby amended and restated as follows:

A. Compensation

For all services rendered by the Executive in any capacity during the Period of Employment, the Executive shall be compensated as follows:

Base Salary

The Company shall pay the Executive a base salary (“Base Salary”) as follows: four hundred fifty thousand dollars ($450,000.00) per annum, effective October 1, 2011.

Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than once each month. The base salary shall be reviewed annually and shall be subject to increase according to the policies and practices adopted by the Company from time to time.

4. Except as otherwise provided herein, the Employment Agreement continues in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this amendment as of the date first above written.

ADVOCAT INC.

By:	/s/ Richard M. Brame
Richard M. Brame
Title:	Chairman of Compensation Committee

EXECUTIVE:

/s/ Kelly Gill
Kelly Gill